UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 19, 2011

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
INDEX TO EXHIBITS	5

EXHIBIT 99.1
EXHIBIT 99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers and Directors

On July 21, 2011, at the request of Wesley G. Bush, the Board of Directors of Northrop Grumman Corporation approved certain changes in Mr. Bush’s retirement benefit. Mr. Bush’s maximum benefit under the Officers Supplemental Executive Retirement Program (OSERP) will be reduced from 60% to 50% of his Final Average Earnings (as defined in the plan). Mr. Bush will be vested in his OSERP benefit upon becoming vested in his qualified pension plan benefit, and Mr. Bush will be eligible to receive the Early Retirement Benefit under the OSERP upon attainment of 75 points (based on age and service) as provided for in the OSERP. A copy of a letter between the Board of Directors and Mr. Bush regarding this compensatory arrangement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Bush also will not receive any additional compensation for his newly elected role as Chairman of the Board of Directors.

On July 19, 2011, the Board of Directors approved an annual retainer of $25,000 for Mr. Coleman for his services as Lead Independent Director. This payment will be in addition to the annual retainer paid to all directors. A summary of the annual compensation paid to the directors is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Letter dated July 21, 2011, between the Board of Directors and Wesley G. Bush

Exhibit 99.2	Summary of Board of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: July 25, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Letter dated July 21, 2011, between the Board of Directors and Wesley G. Bush

99.2	Summary of Board of Director Compensation

5